UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 1, 2011
Date of Report (date of Earliest Event Reported)
Converted Organics Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33304	20-4075963
(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
Incorporation or Organization)
137A LEWIS WHARF, BOSTON, MASSACHUSETTS 02110
(Address of principal executive offices and zip code)
617-624-0111
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.
     On April 1, 2011, a Securities Purchase Agreement (the “Purchase Agreement”) was entered into by and among Converted Organics Inc. (“Company,” “we,” “our,” or “us”) and an institutional investor (the “Buyer”). Upon the terms and subject to the Purchase Agreement, we agreed to sell to Buyer a Note (defined below) and Warrants (defined below). Chardan Capital Markets, LLC, as placement agent, acted on a best efforts basis for the offering and will receive a placement fee equal to 8% of the gross proceeds raised from this transaction. The closing of the transaction will be consummated as soon as practicable, subject to the satisfaction of customary closing conditions.
Description of Note
     Pursuant to the terms of the Purchase Agreement, we agreed to sell to Buyer a convertible note in the aggregate original principal amount of $3,850,000 (the “Note”), which Note is convertible into shares of our common stock. The Note will be issued with an original issue discount of approximately 9.1%, and the purchase price of the Note will be $3,500,000. The Note is not interest bearing, unless we are in default on the Note, in which case the Note carries an interest rate of 18% per annum.
     The Note is initially convertible into shares of common stock at a conversion price of $0.40 per share, provided that if we make certain dilutive issuances (with limited exceptions), the conversion price of the Note will be lowered to the per share price for the dilutive issuances. We are required to repay the Note in five equal installments commencing July 31, 2011, either in cash or in shares of our common stock. If we choose to utilize shares of our common stock for the payment, we must make an irrevocable decision to use shares 23 trading days prior to the installment payment date, and the value of our shares will be equal to 85% of the average of the three lowest closing sale prices of our common stock during the 20 trading day period prior to payment of the installment amount (the “Installment Conversion Price”). If we choose to make an installment payment in shares of common stock, we must make a pre-installment payment of shares (the “Pre-Installment Shares”) to the Note holder 20 trading days prior to the applicable installment date based on the value of our shares equal to 85% of the average of the three lowest closing sale prices of our common stock during the 20 trading day period prior to payment of the installment amount. On the installment date, to the extent we owe the Note holder additional shares in excess of the Pre-Installment Shares to satisfy the installment payment, we will issue the Note holder additional shares, and to the extent we have issued excess shares, such shares will be applied to future payments.
     If an event of default occurs under the Note, we must redeem the Note in cash at the greater of 135% of the unconverted principal amount or 135% of the greatest equity value of the shares of common stock underlying the Note from the date of the default until the redemption is completed.
     The conversion price of the Note is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of the Note may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock.
Description of Warrants
     Pursuant to the terms of the Purchase Agreement, we also agreed to issue to the Buyer warrants to acquire shares of common stock, in the form of three warrants: (i) “Series A Warrants”, (ii) “Series B Warrants” and (iii) “Series C Warrants” (collectively, the “Warrants”).

     The Series B Warrants are exercisable six months and one day after issuance and expire nine months after the date we obtain shareholder approval (discussed below). The Series B Warrants provide that the holders are initially entitled to purchase an aggregate of 9,143,750 shares at an initial exercise price of $0.4125 per share. If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series B Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series B Warrants will adjust to the average of the Installment Conversion Prices used to repay the Note (see above for a discussion of the Note installment payments). The floor price for the exercise price of the Series B Warrants is $0.34. The number of shares underlying the Series B Warrants will adjust whenever the exercise price adjusts, such that at all times the aggregate exercise price of the Series B Warrants will be $3,760,367.19.
     To the extent we enter into a fundamental transaction (as defined in the Series B Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Series B Warrants from the holders at their Black-Scholes value.
     If our common stock trades at a price at least 200% above the Series B Warrants exercise price for a period of 10 trading days at any time after we obtain shareholder approval (discussed below), we may force the exercise of the Series B Warrants if we meet certain conditions.
     The Series A and Series C Warrants are exercisable six months and one day after issuance and have a five year term commencing on the initial exercise date. The Series A Warrants provide that the holders are initially entitled to purchase an aggregate of 4,812,500 shares at an initial exercise price of $0.40 per share. The Series C Warrants provide that the holders are initially entitled to purchase an aggregate of 4,343,285 shares at an initial exercise price of $0.425 per share. If on the expiration date of the Series B Warrants, a holder of such warrant has not exercised such warrant for at least 50% of the shares underlying such warrant, we have the right to redeem from such holder its Series C Warrant for $1,000 under certain circumstances.
     If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series A and Series C Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series A and Series C Warrants will adjust to the average of the Installment Conversion Prices used to repay the Note (see above for a discussion of the Note installment payments). Until we obtain shareholder approval (as discussed below), the floor price of the Series A and Series C Warrants is $0.34. The number of shares underlying the Series A and Series C Warrants will not be adjusted due to an adjustment of the exercise price pursuant to the preceding two sentences.
     To the extent we enter into a fundamental transaction (as defined in the Series A and Series C Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Series A and Series C Warrants from the holder at their Black-Scholes value.
     The exercise price of all the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The exercisability of the Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock. The Note may not be converted if the total number of shares that would be issued would exceed 19.99% of our common stock on the date the Purchase Agreement was executed prior to our receiving shareholder approval (as discussed below).
Security Agreement

     We and our subsidiaries will enter into a security agreement (“Security Agreement”) with the Buyer pursuant to which we will grant the Buyer a security interest in all of our assets securing our obligations under the Note. In addition, our subsidiaries will enter into guaranty agreements (each, a “Guaranty Agreement”) with the Buyer pursuant to which the subsidiaries will guarantee our obligations under the Note.
Registration Rights Agreement
     We will enter into a registration rights agreement (“Registration Rights Agreement”) with the Buyer pursuant to which we will agree to register the resale of 133% of the shares of common stock underlying the Note and Warrants. We will agree to file a registration statement within 10 days after we obtain shareholder approval (discussed below). To the extent we fail to file the registration statement on a timely basis or if the registration statement is not declared effective within 90 days after we obtain shareholder approval (discussed below), we will agree to make certain payments to the Buyer.
Shareholder Approval; Other Covenants in Purchase Agreement
     In the Purchase Agreement, we have agree to, among other things, (i) not issue any securities for a period of 90 days from the date the registration statement referred to above becomes effective, (ii) not to enter into a variable rate transaction at any time while the Note or Warrants are outstanding, (iii) for a period of one year from the date of the Purchase Agreement to allow the Buyer to participate in future financing transactions; and (iv) to hold a shareholder meeting by June 15, 2011 to approve: (A) permitting adjustments to the exercise price of the Series A Warrants and the Series C Warrants below the floor price and the issuance of any resulting additional shares of common stock issued thereunder, (B) the issuance of greater than 19.99% of our shares of common stock pursuant to the Note; (C) eliminating any floor price in any of the warrants held by the Buyer; (D) amending our certificate of incorporation to authorize 500,000,000 shares of common stock; and (E) authorizing up to a 1 for 10 reverse stock split of our common stock.
Important Notice regarding the Transaction Documents
     The foregoing descriptions of the Purchase Agreement, the Note, the Warrants, the Security Agreement, the Guaranty Agreements and the Registration Rights Agreement and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Purchase Agreement, the Note, the Warrants, the Security Agreement, the Guaranty Agreements and the Registration Rights Agreement attached hereto as exhibits and incorporated herein by reference.
     The Purchase Agreement, the Note, the Warrants, the Security Agreement, the Guaranty Agreements and the Registration Rights Agreement have been included to provide investors and security holders with information regarding its terms. They are not intended to provide any other financial information about us or our subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement and the Security Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to such agreements; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of us or our subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in public disclosures by us.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities
     The information contained in Item 1.01 is hereby incorporated by reference. The Note and Warrants were sold in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. The Buyer represented that it was an “accredited investor” as defined in Regulation D.
Item 9.01 Financial Statement and Exhibits.
(a)	Not applicable

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.
4.1	Form of Senior Secured Convertible Note

4.2	Form of Series A Warrant

4.3	Form of Series B Warrant

4.4	Form of Series C Warrant

10.1	Securities Purchase Agreement by and among Converted Organics Inc. and Buyer

10.2	Form of Registration Rights Agreement by and among Converted Organics Inc. and Buyer

10.3	Form of Security Agreement by and among Converted Organics Inc., certain subsidiaries of Converted Organics Inc. and Buyer

10.4	Form of Guaranty Agreement between the subsidiaries of Converted Organics Inc. and Buyer

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.
Date: April 1, 2011	By:	/s/ Edward J. Gildea
		Name:	Edward J. Gildea
		Title:	Chief Executive Officer